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                                                                    EXHIBIT 21.1


                  Subsidiaries of Insurance Auto Auctions, Inc.

                                                                Jurisdiction
                Name                                          of Incorporation
                ----                                          ----------------
Insurance Auto Auctions Corp. (wholly owned)                  Delaware
IAA Services, Inc. (wholly owned)                             Illinois
IAA Acquisition Corp. (wholly owned)                          Delaware